Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned certify pursuant to 18 U.S.C. § 1350, that:
1.	The accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

RTW, Inc.

Dated: May 14, 2007	By	/s/ Jeffrey B. Murphy Jeffrey B. Murphy
President and Chief Executive Officer
(Principal Executive Officer)

Dated: May 14, 2007	By	/s/ Alfred L. LaTendresse Alfred L. LaTendresse
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)

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